   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2003

                                                    REGISTRATION NOS. 333-

                                                                33-62779

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               ALEXANDER'S, INC.
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                   51-01-00517
      (State or other jurisdiction of incorporation or                   (IRS employer identification number)
                       organization)

                             ---------------------
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 894-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 JOSEPH MACNOW
                            CHIEF FINANCIAL OFFICER
                               ALEXANDER'S, INC.
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 894-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                             DANIELLE CARBONE, ESQ.
                            SHEARMAN & STERLING LLP
                              599 LEXINGTON AVENUE
                            NEW YORK, NY 10022-6069
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                             ---------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF                  AMOUNT               OFFERING              AGGREGATE            REGISTRATION
      SECURITIES TO BE REGISTERED        TO BE REGISTERED(1)(2)  PRICE PER UNIT (4)  OFFERING PRICE(1)(2)(3)        FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per
  share.................................
---------------------------------------------------------------------------------------------------------------------------------
Preferred stock, par value $1.00 per
  share.................................
---------------------------------------------------------------------------------------------------------------------------------
Depositary shares representing preferred
  stock(5)..............................
---------------------------------------------------------------------------------------------------------------------------------
Debt securities.........................
---------------------------------------------------------------------------------------------------------------------------------
Debt warrants(6)........................
---------------------------------------------------------------------------------------------------------------------------------
Total...................................    $1,500,000,000                              $1,500,000,000             $121,350
---------------------------------------------------------------------------------------------------------------------------------

(1) An indeterminate aggregate initial offering price or number of the common stock, preferred stock, depositary shares, debt securities and debt warrants is being registered as may from time to time be issued at indeterminate prices in an aggregate amount not to exceed $1,500,000,000 or the equivalent of that amount in one or more other currencies, currency units or composite currencies.
(2) In accordance with Rule 429 under the Securities Act, the prospectus filed as part of this Registration Statement also relates to $250,000,000 aggregate initial offering price of common stock, preferred stock and depositary shares, debt securities and debt warrants of Alexander's, Inc. that were previously registered under Registration Statement No. 33-62779 and have not yet been issued and sold. A filing fee of $86,207 was previously paid for the $250,000,000 aggregate initial offering price of securities registered under Registration Statement No. 33-62779.
(3) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. Separate consideration may not be received for registered securities that are issuable on conversion or exchange of other securities or represented by depositary shares.
(4) Omitted in accordance with General Instruction II.D of Form S-3 under the Securities Act.
(5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.
(6) Debt warrants may be sold separately or with other securities.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT INCLUDES A PROSPECTUS THAT MAY RELATE TO SECURITIES REGISTERED BY ALEXANDER'S, INC. ON FORM S-3 (REGISTRATION STATEMENT NO. 33-62779).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2003

PROSPECTUS

                            (ALEXANDER'S, INC. LOGO)

                               ALEXANDER'S, INC.

                                 $1,500,000,000

          DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON

                            STOCK AND DEBT WARRANTS

     We may, from time to time, offer to sell common stock, preferred stock, debt securities and debt warrants. The preferred stock may either be sold separately or represented by depositary shares. The debt securities may be exchangeable for our common or preferred stock and the preferred stock may be convertible into common stock or into preferred stock of another series. The debt warrants will be to purchase debt securities. The total amount of common stock, preferred stock, debt securities and debt warrants offered under this prospectus will have an initial aggregate offering price of up to $1,500,000,000 or the equivalent amount in other currencies, currency units or composite currencies. The securities may be offered separately or together and in one or more separate series.

     We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol "ALX."

     Investing in our securities involves risks. See "Risk Factors" beginning on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

                            Prospectus dated

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................    3
FORWARD-LOOKING STATEMENTS..................................    4
RISK FACTORS................................................    5
ALEXANDER'S, INC............................................   14
RATIOS OF EARNINGS TO FIXED CHARGES.........................   15
USE OF PROCEEDS.............................................   15
DESCRIPTION OF DEBT SECURITIES..............................   16
DESCRIPTION OF CAPITAL STOCK................................   34
DESCRIPTION OF DEBT WARRANTS................................   46
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.....................   47
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................   53
PLAN OF DISTRIBUTION........................................   69
VALIDITY OF THE SECURITIES..................................   69
EXPERTS.....................................................   69

     In this prospectus, "Alexander's," "we," "our" or "us" refers to Alexander's, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange, and information about us is also available there.

     This prospectus is a part of a registration statement that we filed with the SEC. The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Our subsequent filings of similar documents with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until our offering of securities has been completed.

     We incorporate by reference into this prospectus the documents listed below or information filed with the SEC:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

     - Current Reports on Form 8-K filed with the SEC on September 23, 2003 and November 20, 2003.

You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address: Alexander's, Inc., 888 Seventh Avenue, New York, NY 10019, Attention: Corporate Secretary. Telephone (212) 894-7000.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference, contains forward-looking statements with respect to our financial condition, results of operations and business. You can typically identify forward-looking statements by the use of words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" and other similar terms.

     These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include those listed under the caption "Risk Factors" in this prospectus, as well as the following:

     - national, regional and local economic conditions,

     - the consequences of any armed conflict involving, or terrorist attack against, the United States,

     - our ability to secure adequate insurance,

     - local conditions, such as an oversupply of space or a reduction in demand for real estate in the area,

     - competition from other available space,

     - whether tenants consider a property attractive,

     - the financial condition of our tenants, including the extent of tenant bankruptcies or defaults,

     - whether we are able to pass some or all of any increased operating costs we incur through to our tenants,

     - how well we manage our properties,

     - any increase in interest rates,

     - any increase in real estate taxes and other expenses,

     - any decreases in market rental rates,

     - the timing and costs associated with property development, improvements and rentals,

     - changes in taxation or zoning laws,

     - government regulations,

     - our failure to continue to qualify as a real estate investment trust,

     - availability of financing on acceptable terms or at all,

     - potential liability under environmental or other laws or regulations, and

     - general competitive factors.

     You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of the applicable document incorporated by reference, as the case may be. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

     An investment in our securities involves risks. You should carefully consider the following factors and other information in this prospectus and accompanying prospectus supplement before deciding to purchase our securities.

REAL ESTATE INVESTMENTS' VALUE AND INCOME FLUCTUATE DUE TO VARIOUS FACTORS.

 THE VALUE OF REAL ESTATE FLUCTUATES DEPENDING ON CONDITIONS IN THE GENERAL ECONOMY AND THE REAL ESTATE BUSINESS. THESE CONDITIONS MAY ALSO LIMIT OUR REVENUES AND AVAILABLE CASH.

     The factors that affect the value of our real estate include:

     - national, regional and local economic conditions,

     - the consequences of any armed conflict involving, or terrorist attack against, the United States,

     - our ability to secure adequate insurance,

     - local conditions, such as an oversupply of space or a reduction in demand for real estate in the area,

     - competition from other available space,

     - whether tenants consider a property attractive,

     - the financial condition of our tenants, including the extent of tenant bankruptcies or defaults,

     - whether we are able to pass some or all of any increased operating costs we incur through to our tenants,

     - how well we manage our properties,

     - any increase in interest rates,

     - any increase in real estate taxes and other expenses,

     - any decreases in market rental rates,

     - the timing and costs associated with property development, improvements and rentals,

     - changes in taxation or zoning laws,

     - government regulations,

     - our failure to continue to qualify as a real estate investment trust,

     - availability of financing on acceptable terms or at all,

     - potential liability under environmental or other laws or regulations, and

     - general competitive factors.

     The rents we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these factors. Some of our major expenses and payments, including mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rents decline while costs remain the same, our income and funds available for distribution to our security holders will decline.

 WE DEPEND ON LEASING SPACE TO TENANTS ON ECONOMICALLY FAVORABLE TERMS AND COLLECTING RENT FROM OUR TENANTS, SOME OF WHOM MAY NOT BE ABLE TO PAY.

     Our financial results depend on leasing space in our properties to tenants on economically favorable terms. In addition, because substantially all of our income comes from rentals of real property, our income and funds available for distribution to our security holders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. For information regarding the bankruptcy of our tenants, see "-- Bankruptcy of tenants may decrease our revenues and available cash." below.

 SOME OF OUR TENANTS REPRESENT A SIGNIFICANT PORTION OF OUR REVENUES. LOSS OF THESE TENANT RELATIONSHIPS OR DETERIORATION IN THE TENANTS' CREDIT QUALITY COULD ADVERSELY AFFECT OUR RESULTS.

     Sears accounted for 19%, 21% and 21% of our revenues for the years ended December 31, 2002, 2001 and 2000, respectively, and 20% of our revenues for the nine months ended September 30, 2003. In addition, at our Lexington Avenue location, Bloomberg L.P. has entered into a long-term lease for 695,000 square feet of the 878,000 net rentable square feet of office space at that site. It is expected that the rental stream from the Bloomberg, L.P. lease will also represent a significant portion of our revenues. If we fail to maintain a relationship with any of our significant tenants or fail to perform our obligations under our agreements with these tenants or if any of these tenants fails or becomes unable to perform its obligations under our agreements, we expect that any one or more of these events would adversely affect our results of operations and financial condition.

 BANKRUPTCY OF TENANTS MAY DECREASE OUR REVENUES AND AVAILABLE CASH.

     A number of companies, including some of our tenants, have declared bankruptcy in recent years, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the rental property at which it leases space may have lower revenues and operational difficulties, and, in the case of our shopping centers, we may have difficulty leasing the remainder of the effected property. Our leases generally do not contain restrictions designed to ensure the creditworthiness of our tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds available for distribution to our security holders.

 SOME OF OUR POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE.

     We carry comprehensive liability and all-risk property insurance (fire, flood, extended coverage and rental loss insurance) with respect to our assets but are at risk for financial loss in excess of the policies' limits. Such a loss could be material.

     Our all-risk insurance policies in effect before September 11, 2001 did not expressly exclude coverage for hostile acts, except for acts of war. Since September 11, 2001, but prior to the enactment of the Terrorism Risk Insurance Act of 2002, insurance companies have, for the most part, excluded terrorist acts from coverage in all-risk policies. We were generally unable to obtain all-risk insurance that includes coverage for terrorist acts for policies we renewed during that period.

     Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), contain customary covenants requiring us to maintain insurance. There can be no assurance that the lenders under these instruments will not take the position that an exclusion from all-risk insurance coverage for losses due to terrorist acts is a breach of these debt instruments allowing the lenders to declare an event of default and accelerate repayment of debt. In addition, if lenders insist on coverage for these risks, our ability to finance and/or refinance our properties and business, including the construction of our Lexington Avenue property may be adversely affected.

     On November 26, 2002, the Terrorism Risk Insurance Act of 2002 was signed into law. Under this new legislation, through 2004 (with a possible extension through 2005), regulated insurers must offer coverage in their commercial property and casualty policies (including existing policies) for losses resulting from defined "acts of terrorism." As a result of the legislation, in June 2003, we obtained $500,000,000 of coverage per occurrence for certified terrorist acts, as defined in the legislation, and $150,000,000 for non-certified acts. Therefore, we are at risk for financial loss in excess of these limits for terrorist acts as defined by the policies and the legislation and such loss could be material.

 WE HAVE MADE A SIGNIFICANT INVESTMENT IN THE DEVELOPMENT OF OUR LEXINGTON AVENUE PROPERTY. OUR FAILURE TO COMPLETE THIS DEVELOPMENT ON TIME AND WITHIN BUDGET WOULD ADVERSELY AFFECT OUR RESULTS AND FINANCIAL CONDITION.

     Our development plans for our property at Lexington Avenue and 59th Street in New York, New York require the construction of an approximately 1,300,000 square foot multi-use building. The building will contain approximately 162,000 net rentable square feet of retail space (83,000 and 27,000 square feet of which has been leased to The Home Depot and Hennes & Mauritz, respectively), approximately 878,000 net rentable square feet of office space (695,000 square feet of which has been leased to Bloomberg L.P.) and approximately 248,000 net saleable square feet of residential space consisting of condominium units (through a taxable REIT subsidiary). As of September 30, 2003, we have received deposits of $5,509,000 on sales of condominium units in the project. Construction is expected to be completed in 2005. On July 3, 2002, we finalized a $490,000,000 construction loan with HVB Real Estate Capital (Hypo Vereinsbank) to finance the construction of the Lexington Avenue property. We have provided the estimated construction costs in excess of the construction loan of approximately $140,000,000. Under the terms of the construction loan, we will retain the first $140,000,000 from the sales proceeds of condominium units, provided that certain performance measures, as defined, are attained. Thereafter, we are required to use the net proceeds to pay down the construction loan. We have received funding of $187,256,000 under the construction loan as of September 30, 2003. Of the construction budget of $630,000,000 (which excludes $29,000,000 for development and guarantee fees), $354,300,000 has been expended through September 30, 2003 and an additional $85,000,000 has been committed.

     There can be no assurance that the Lexington Avenue project ultimately will be completed, completed on time or completed for the budgeted amount. Further, we may need additional financing for the project, which may involve issuance of equity or debt, investments from joint venture partners and asset sales, and which may involve arrangements with Vornado Realty Trust. If the project is not completed on a timely basis, the Bloomberg L.P. lease may be cancelled and significant penalties may apply. Furthermore, any failure to complete the Lexington Avenue project on time and within budget may adversely affect future cash flows and funds from operations, and our financial condition.

 WE MAY ACQUIRE OR DEVELOP NEW PROPERTIES, AND THIS MAY CREATE RISKS.

     In addition to our Lexington Avenue project, we may acquire or develop other properties or acquire other real estate companies when we believe that an acquisition or development is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions or in completing developments, including our Lexington Avenue property, on time or within budget. We also might not succeed in leasing newly developed or acquired properties, including our Lexington Avenue property, at rents sufficient to cover their costs of acquisition or development and operations.

 WE MAY NOT BE PERMITTED TO DISPOSE OF CERTAIN PROPERTIES OR PAY DOWN THE DEBT ASSOCIATED WITH THOSE PROPERTIES WHEN WE MIGHT OTHERWISE DESIRE TO DO SO WITHOUT INCURRING ADDITIONAL COSTS.

     As part of an acquisition of a property, we may agree with the seller that we will not dispose of the acquired properties or reduce the mortgage indebtedness on them for significant periods of time unless we pay certain of the resulting tax costs of the seller. These agreements could result in our holding on to properties that we would otherwise sell and not paying down or refinancing indebtedness that we would otherwise pay down or refinance.

  IT MAY BE DIFFICULT TO BUY AND SELL REAL ESTATE QUICKLY, AND TRANSFER RESTRICTIONS APPLY TO SOME OF OUR MORTGAGED PROPERTIES.

     Equity real estate investments are relatively difficult to buy and sell quickly. We therefore have limited ability to vary our portfolio promptly in response to changes in economic or other conditions. Some of our properties are mortgaged to secure payment of indebtedness. If we were unable to meet our mortgage payments, the lender could foreclose on the properties and we could incur a loss. In addition, if we wish to dispose of one or more of the mortgaged properties, we may not be able to obtain release of the lien on the mortgaged property. If a lender forecloses on a mortgaged property or if a mortgage lien prevents us from selling a property, our funds available for distribution to our security holders may decline. For information relating to the mortgages on our properties, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" in our Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and the notes to our consolidated financial statements in these reports.

  ALL OF OUR PROPERTIES IS IN THE NEW YORK CITY/NEW JERSEY METROPOLITAN AREA AND IS AFFECTED BY THE ECONOMIC CYCLES AND RISKS INHERENT IN THAT REGION.

     During 2002 and the nine months ended September 30, 2003, all of our revenues came from properties located in the New York City metropolitan area and in Paramus, New Jersey. Like other real estate markets, the real estate market in these areas has experienced economic downturns in the past, and we cannot predict how the current economic conditions will impact this market in both the short and long term. Further declines in the economy or a decline in the real estate market in these areas could hurt our financial performance and the value of our properties. The factors affecting economic conditions in these regions include:

     - business layoffs or downsizing,

     - industry slowdowns,

     - relocations of businesses,

     - changing demographics,

     - increased telecommuting and use of alternative work places,

     - financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries,

     - infrastructure quality, and

     - any oversupply of, or reduced demand for, real estate.

     It is impossible for us to assess the future effects of the current uncertain trends in the economic and investment climates of the New York City/New Jersey region, and more generally of the United States, on the real estate market in these areas. If these conditions persist, they may adversely affect our businesses and future profitability.

  WE MAY INCUR COSTS IN COMPLYING WITH ENVIRONMENTAL LAWS.

     Our operations and properties are subject to various federal, state and local laws, ordinances and regulations concerning the protection of the environment, including air and water quality, hazardous substances and health and safety. Under certain of these environmental laws, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a government entity or to third parties for property damage or personal injuries and for investigation and cleanup costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality, including those that can require the abatement or removal of materials containing asbestos in the event of damages, demolition, renovations or remodeling, and also govern emissions of, and exposure to, asbestos fibers in the air. The maintenance and removal of lead paint, certain electrical equipment containing polychlorinated biphenyls and underground storage tanks are also regulated by federal and state laws. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or tanks or related claims arising out of environmental contamination or exposure at or from our properties.

     Each of our properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any material environmental condition except as noted in the following paragraph. However, identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, discovery of additional sites, human exposure to the contamination or changes in cleanup or compliance requirements could result in significant costs to us.

     In June 1997, our Kings Plaza Regional Shopping Center commissioned a Phase II Environmental Study and Contamination Assessment Site Investigation to evaluate and delineate environmental conditions disclosed in a Phase I study. The results of the Phase II study indicated the presence of petroleum and bis (2-ethylhexyl) phthalate contamination in the soil and groundwater. We have delineated the contamination and have developed a remediation approach, which is ongoing. The New York State Department of Environmental Conservation has approved a portion of the remediation approach. We accrued $2,675,000 in previous years, of which $2,408,000 has been paid as of September 30, 2003, for our estimated obligation with respect to the cleanup of the site, which includes costs of (i) remedial investigation, (ii) feasibility study, (iii) remedial design, (iv) remedial action and (v) professional fees. If New York State regulators insist on a more extensive remediation approach, we could incur additional obligations. We can make no assurance that we will not incur additional environmental costs with respect to this property.

  REAL ESTATE IS A COMPETITIVE BUSINESS.

     We operate in a highly competitive environment. All of our properties are located in the New York City metropolitan area and Paramus, New Jersey. We compete with a large number of real estate property owners and developers. Principal factors of competition are the amount of rent charged, attractiveness of location and quality and breadth of services provided. Our success depends upon, among other factors, trends of the national and local economies, financial condition and operating results of current and prospective tenants and customers, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.

THE TERRORIST ATTACKS OF SEPTEMBER 11, 2001 IN THE NEW YORK CITY AREA MAY ADVERSELY AFFECT THE VALUE OF OUR PROPERTIES AND OUR ABILITY TO GENERATE CASH FLOW.

  THERE MAY BE A DECREASE IN DEMAND FOR SPACE IN LARGE METROPOLITAN AREAS THAT ARE CONSIDERED AT RISK FOR FUTURE TERRORIST ATTACKS, AND THIS DECREASE MAY REDUCE OUR REVENUES FROM PROPERTY RENTALS.

     All of our properties are located in the New York City metropolitan area and Paramus, New Jersey. In the aftermath of terrorist attacks, tenants in this area may choose to relocate their business to less populated, lower-profile areas of the United States that are not as likely to be targets of future terrorist activity. This would trigger a decrease in the demand for space in our markets, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our properties and the level of our revenues could decline materially.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT EXTERNAL FINANCING TO FUND OUR OPERATIONS AND BUSINESS.

     Our operating properties in the aggregate do not generate sufficient cash flow to pay all of our expenses. While we expect that our cash flow will become positive after the completion of the development of the Lexington Avenue property, which is not expected until 2005, there can be no assurance that our Lexington Avenue property will be completed on time or completed for the budgeted amount or that our operational and financial expectations are accurate. If we do not complete the construction of our Lexington Avenue property on a timely basis, the Bloomberg L.P. lease may be cancelled and significant penalties may apply, which would have adverse effects upon our results and liquidity.

     Accordingly, we depend principally upon external financing to fund our operations and business, including the development of the Lexington Avenue property. While we have received financing and credit support in the form of guarantees from Vornado Realty Trust, there can be no assurance that Vornado Realty Trust will provide us with any additional financing or credit support. Additionally, our access to debt or equity financing depends on banks' willingness to lend and on conditions in the capital markets. We and other companies in the real estate industry have experienced limited availability of bank loans and capital markets financing from time to time. Although we believe that we will be able to finance any investments we wish to make in the foreseeable future, financing in addition to what we already have available may not be available on acceptable terms.

     For information about our available sources of funds, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in our Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and the notes to the consolidated financial statements in these reports.

OUR OWNERSHIP STRUCTURE AND RELATED-PARTY TRANSACTIONS MAY GIVE RISE TO CONFLICTS OF INTEREST.

  STEVEN ROTH AND INTERSTATE PROPERTIES MAY EXERCISE SUBSTANTIAL INFLUENCE OVER US. THEY AND SOME OF OUR OTHER DIRECTORS AND OFFICERS HAVE INTERESTS OR POSITIONS IN OTHER ENTITIES THAT MAY COMPETE WITH US.

     As of September 30, 2003, Interstate Properties, a New Jersey general partnership, and its partners owned approximately 12.3% of the common shares of Vornado Realty Trust, our manager, and approximately 27.5% of Alexander's, Inc. common stock. Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate Properties. Mr. Roth is our Chief Executive Officer and a director, the Chairman of the Board of Trustees and Chief Executive Officer of Vornado Realty Trust and the Managing General Partner of Interstate Properties. Mr. Wight and Mr. Mandelbaum are both trustees of Vornado Realty Trust and members of our board of directors. In addition, Vornado Realty Trust manages and leases the real estate assets of Interstate Properties.

     As of September 30, 2003, Vornado Realty Trust owned approximately 33.1% of our outstanding common stock, in addition to that owned by Interstate Properties and its partners. In addition to the relationships described in the immediately preceding paragraph, Michael D. Fascitelli, the President and a trustee of Vornado Realty Trust, is our President and a member of our board of directors. Mr. Richard West is a trustee of Vornado Realty Trust and a member of our board of directors. In addition, Joseph Macnow, our Executive Vice
President -- Finance and Administration and Chief Financial Officer, holds the same positions with Vornado Realty Trust.

     Because of their overlapping interests, Mr. Roth, Interstate Properties and the other individuals noted in the preceding paragraphs may have substantial influence over both Vornado Realty Trust and us, and on the outcome of any matters submitted to Vornado Realty Trust shareholders or Alexander's, Inc. stockholders for approval. In addition, certain decisions concerning our operations or financial structure may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate Properties and our other security holders. Mr. Roth and Interstate Properties may in the future engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to matters affecting Vornado Realty Trust or us, such as which of these entities or persons, if any, may take advantage of potential business opportunities, the business focus of these entities, the types of properties and geographic locations in which these entities make investments, potential competition between business activities conducted, or sought to be conducted, by Vornado Realty Trust or us, competition for properties and tenants, possible corporate transactions such as acquisitions and other strategic decisions affecting the future of these entities.

  THERE MAY BE CONFLICTS OF INTEREST BETWEEN VORNADO REALTY TRUST, ITS AFFILIATES AND US.

     At September 30, 2003, Vornado Realty L.P., a subsidiary of Vornado Realty Trust, had loans receivable from us of $124,000,000 at an interest rate of 12.48%. These loans mature on the earlier of January 3, 2006 or the date that our Lexington Avenue construction loan is repaid in full. In addition, $21,000,000 was available under our line of credit with Vornado Realty L.P. at September 30, 2003. Vornado Realty L.P. also manages, develops and leases our properties under agreements under which Vornado Realty L.P. receives annual fees and will receive an aggregate estimated development fee and guarantee fee for our Lexington Avenue property of $26,300,000 and $6,300,000, respectively. These agreements have one-year terms expiring in March of each year, except that the Lexington Avenue management and development agreements have terms lasting until substantial completion of the development of the Lexington Avenue property, and are all automatically renewable. Because we and Vornado Realty Trust share common senior management and because a majority of the trustees of Vornado Realty Trust also constitute the majority of our directors, the terms of the foregoing agreements and any future agreements between us and Vornado Realty Trust and its affiliates may not be comparable to those we could have negotiated with an unaffiliated third party.

     For a description of Interstate Properties' ownership of Vornado Realty Trust and Alexander's, Inc., see "-- Steven Roth and Interstate Properties may exercise substantial influence over us. They and some of our other directors and officers have interests or positions in other entities that may compete with us." above.

OUR ORGANIZATIONAL AND FINANCIAL STRUCTURE GIVES RISE TO OPERATIONAL AND FINANCIAL RISKS.

  WE DEPEND ON OUR DIRECT AND INDIRECT SUBSIDIARIES' DIVIDENDS AND DISTRIBUTIONS, AND THESE SUBSIDIARIES' CREDITORS AND PREFERRED SECURITY HOLDERS ARE ENTITLED TO PAYMENT OF AMOUNTS PAYABLE TO THEM BY THE SUBSIDIARIES BEFORE THE SUBSIDIARIES MAY PAY ANY DIVIDENDS OR DISTRIBUTIONS TO US.

     Alexander's, Inc. holds substantially all of its properties and assets through subsidiaries. Alexander's, Inc. therefore depends on cash distributions and dividends from its subsidiaries for substantially all of its cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before that subsidiary may make distributions or dividends to Alexander's, Inc. Thus, Alexander's, Inc.'s ability to make dividends to its security holders depends on its subsidiaries' ability to first satisfy their obligations to their creditors.

  WE HAVE SUBSTANTIAL INDEBTEDNESS, AND THIS INDEBTEDNESS MAY INCREASE.

     As of September 30, 2003, we had approximately $678,553,000 in total debt outstanding, inclusive of $124,000,000 due to Vornado Realty L.P., a subsidiary of Vornado Realty Trust. Our ratio of total debt to total enterprise value was 57.2% at September 30, 2003. When we say "enterprise value" in the preceding sentence, we mean market equity value of Alexander's, Inc. plus debt less cash and cash equivalents at September 30, 2003. In addition, we have significant debt service obligations. For the nine months ended September 30, 2003, our cash payments for principal and interest were $36,454,000. Except for the year ended December 31, 2001, we had deficiencies in earnings to cover fixed charges. In the future, we may incur additional debt, and thus increase our ratio of total debt to total enterprise value, to finance acquisitions or property developments. We may review and modify our debt level from time to time without notice to or any vote of our security holders. Unless otherwise described in any prospectus supplement relating to debt securities of Alexander's, Inc., the indentures and debt securities do not limit our ability to incur additional debt.

     Except as described in this prospectus under the heading "Description of Debt Securities -- Mergers and Similar Transactions" or in any applicable prospectus supplement, the indentures do not contain provisions that would afford you protection in the event of:

     - a highly leveraged or similar transaction involving one of our affiliates,

     - a change of control of Alexander's, Inc. or any of its affiliates, or

     - a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you.

  ALEXANDER'S, INC. HAS OUTSTANDING AND EXERCISABLE STOCK APPRECIATION RIGHTS. THE EXERCISE OF THESE STOCK APPRECIATION RIGHTS MAY IMPACT OUR LIQUIDITY.

     As of September 30, 2003, 850,000 stock appreciation rights were outstanding and exercisable at a weighted-average exercise price of $71.82. The agreements for these stock appreciation rights require that they be settled in cash. Had the holders of these stock appreciation rights chose to exercise their rights as of September 30, 2003, we would have had to pay $28,631,000 in cash. Further appreciation in Alexander's, Inc. stock price from the closing stock price of $105.50 at September 30, 2003 will increase the cash we would have to pay upon exercise and may impact our liquidity by requiring us to secure additional borrowings to replace such a cash outflow.

  OUR EXISTING FINANCING DOCUMENTS CONTAIN COVENANTS AND RESTRICTIONS THAT MAY INHIBIT OUR OPERATIONAL AND FINANCIAL FLEXIBILITY AND RESTRICT OR PROHIBIT OUR ABILITY TO MAKE PAYMENTS UPON SECURITIES.

     At September 30, 2003, substantially all of our properties were pledged to secure our obligations under $554,553,000 of existing secured indebtedness. If we were to fail to perform our obligations under our existing indebtedness or become insolvent or were liquidated, our secured creditors would be entitled to payment in full from the proceeds of the sale of our pledged assets prior to any proceeds being paid to our other creditors or to any holders of our securities. In such an event, it is possible that we would have insufficient assets remaining to make payments to you as a holder of our securities. In addition, our existing financing documents contain restrictive covenants which limit our ability to incur indebtedness, make prepayments of indebtedness, pay dividends, make investments, engage in transactions with affiliates, issue or sell capital stock of subsidiaries, create liens, sell assets, acquire or transfer property and engage in mergers and acquisitions. These covenants may significantly restrict our operational and financial flexibility and may restrict our ability to obtain additional financing or pursue other business activities that may be beneficial to us.

  LOSS OF OUR KEY PERSONNEL COULD HARM OUR OPERATIONS.

     We are dependent on the efforts of Steven Roth, our Chief Executive Officer, and Michael D. Fascitelli, our President. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations.

  WE MIGHT FAIL TO QUALIFY OR REMAIN QUALIFIED AS A REIT.

     Although we believe that Alexander's, Inc. will remain organized and will continue to operate so as to qualify as a REIT for Federal income tax purposes, we might fail to remain qualified in this way. Qualification as a REIT for Federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the Federal income tax consequences of qualification as a REIT.

     In order to qualify and maintain our qualification as a REIT for Federal income tax purposes, we are required, among other conditions, to distribute as dividends to our stockholders at least 90% of our annual REIT taxable income. As of December 31, 2002, we had reported net operating loss carryovers of $94,064,000, which generally would be available to offset the amount of REIT taxable income that we otherwise would be required to distribute. However, the net operating losses reported on our tax returns are not binding on the Internal Revenue Service and are subject to adjustment as a result of future audits. In addition, under Section 382 of the Internal Revenue Code, our ability to use our net operating loss carryovers could be limited if, generally, there are significant changes in the ownership of our outstanding stock. Since our reorganization as a REIT commencing in 1995, we have not paid regular dividends and, unless otherwise provided in an applicable prospectus supplement, do not believe that we will be required to, and may not pay regular dividends, until our net operating loss carryovers have been fully utilized, except for dividends on preferred stock as may be described in an applicable prospectus supplement.

  LIMITS ON CHANGES IN CONTROL MAY DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO STOCKHOLDERS.

     Provisions in our certificate of incorporation and our by-laws as well as provisions of the Internal Revenue Code and Delaware corporate law, may:

     - delay or prevent a change of control over us or a tender offer, even if such action might be beneficial to our stockholders, and

     - limit our stockholders' opportunity to receive a potential premium for their shares of common stock over then-prevailing market prices.

     Stock Ownership Limit. Primarily to facilitate maintenance of our qualification as a REIT, our certificate of incorporation generally prohibits ownership, directly, indirectly or beneficially, by any single stockholder of more than 9.9% of the outstanding shares of preferred stock of any series or 4.9% of our outstanding common stock. Our board of directors may waive or modify these ownership limits with respect to one or more persons if it is satisfied that ownership in excess of these limits will not jeopardize our status as a REIT for Federal income tax purposes. See "Description of Capital
Stock -- Restrictions on Ownership of Preferred Stock" and "-- Restrictions on Ownership of Common Stock" for more information. In addition, our board of directors has, subject to certain conditions and limitations, exempted our manager, Vornado Realty Trust, and certain of its affiliates from these ownership limitations. Shares owned in violation of these ownership limits will be subject to the loss of rights and other restrictions. These ownership limits may have the effect of inhibiting or impeding a change in control.

THE NUMBER OF SHARES OF OUR COMMON STOCK AND THE MARKET FOR THOSE SHARES GIVE RISE TO VARIOUS RISKS.

  ALEXANDER'S, INC. HAS OUTSTANDING AND EXERCISABLE OPTIONS TO PURCHASE OUR COMMON STOCK. THE EXERCISE OF THESE OPTIONS COULD DECREASE THE MARKET PRICE OF THE SHARES OF COMMON STOCK CURRENTLY OUTSTANDING.

     As of September 30, 2003, 105,000 options were outstanding and exercisable at a weighted-average exercise price of $70.375. Additionally, 1,745,000 shares are available for future grant under the terms of our omnibus stock plan. We cannot predict the impact that future exercises of outstanding options or grants of additional options would have on the market price of our common stock.

  CHANGES IN MARKET CONDITIONS COULD DECREASE THE MARKET PRICE OF OUR
  SECURITIES.

     The value of our securities depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our shares are the following:

     - the extent of institutional investor interest in us,

     - the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities,

     - our net operating loss carryovers which are generally available to offset the amount of our REIT taxable income that we otherwise would be required to distribute as dividends,

     - our financial condition and performance,

     - our ability to complete our Lexington Avenue development project on a timely basis and for the budgeted amount,

     - prevailing interest rates, and

     - general financial market conditions.

     In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

                               ALEXANDER'S, INC.

     Alexander's, Inc. is a real estate investment trust organized under the laws of the State of Delaware and engaged in leasing, managing, developing and redeveloping properties. Alexander's activities are conducted through its manager, Vornado Realty Trust.

     Alexander's has six properties consisting of:

     - Operating properties:

      - the Kings Plaza Regional Shopping Center on Flatbush Avenue in Brooklyn, New York, which contains 1,100,000 square feet, is comprised of a two-level mall containing 470,000 square feet, a 289,000 square foot department store leased to Sears and another anchor department store owned and operated as a Macy's by Federated Department Stores, Inc.,

      - the Rego Park I property located on Queens Boulevard and 63rd Road in Rego Park, Queens, New York, which contains a 351,000 square foot building, which is 100% leased to Sears, Circuit City, Bed Bath & Beyond, Marshalls and Old Navy,

      - the Paramus property which consists of 30.3 acres of land located at the intersection of Routes 4 and 17 in Paramus, New Jersey and is leased to IKEA Properties, Inc.,

      - the Flushing property located at Roosevelt Avenue and Main Street in Flushing, New York, which contains a 177,000 square foot building that is currently vacant,

     - Property under development:

      - the Lexington Avenue property which comprises the entire square block bounded by Lexington Avenue, East 59th Street, Third Avenue and East 58th Street in Manhattan, New York, and

     - Property to be developed:

      - the Rego Park II property, which comprises one and one-half square blocks of vacant land adjacent to the Rego Park I property.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges for each of the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002 and the nine-month periods ended September 30, 2002 and 2003 are as follows:

                                                                                       NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                     -----------------------------------------------   ------------------
                                       1998      1999       2000     2001     2002      2002       2003
                                     --------   -------   --------   ----   --------   -------   --------
Ratio of earnings to fixed
  charges..........................        --        --         --   1.17         --        --         --
Deficiency in earnings available to
  cover fixed charges..............  $(14,650)  $(4,609)  $(12,306)    --   $(11,386)  $(7,431)  $(41,759)
                                     ========   =======   ========   ====   ========   =======   ========

     For purposes of calculating these ratios, (a) earnings represent pretax income from continuing operations plus fixed charges less capitalized interest, and (b) fixed charges represent interest expense from continuing operations, including amortization of deferred debt issuance costs, plus the portion of operating lease rental expense that management considers representative of the interest factor (one-third of operating lease rentals) plus capitalized interest. There were no preference securities outstanding during the periods shown. The calculation of the ratios and the deficiencies in earnings available to cover fixed charges is included as Exhibit 12 to this registration statement.

                                USE OF PROCEEDS

     Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include redevelopment of our properties and the repayment of our outstanding indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

     Please note that in this section references to "Alexander's," "we," "our" and "us" refer to Alexander's, Inc. and its consolidated subsidiaries unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should see "Legal Ownership and Book-Entry Issuance" for more information.

DEBT SECURITIES MAY BE SENIOR OR SUBORDINATED

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours.

     The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

     The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. As of September 30, 2003, $678,553,000 or 100% of our total indebtedness constituted senior indebtedness. Neither indenture limits our ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities. Our senior indebtedness is, and any additional senior indebtedness will be, structurally subordinate to the indebtedness of our subsidiaries.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

THE SENIOR DEBT INDENTURE AND THE SUBORDINATED DEBT INDENTURE

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture, the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Alexander's, Inc. and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

     The trustee under each indenture has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Default, Remedies and Waiver of Default."

     - Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

     See "-- Our Relationship with the Trustee" below for more information about the trustee.

     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

WE MAY ISSUE MANY SERIES OF DEBT SECURITIES

     We may issue as many distinct series of debt securities as we wish under either indenture. This section of the prospectus summarizes terms of the debt securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

     When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

AMOUNTS THAT WE MAY ISSUE

     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus up to the aggregate amount authorized by our board of directors for each series, at any time without your consent and without notifying you.

     The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

PRINCIPAL AMOUNT, STATED MATURITY AND MATURITY

     The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

     The term "stated maturity" with respect to any debt security means the date on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The date on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

     We also use the terms "stated maturity" and "maturity" to refer to the dates when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

     When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

OUR DEBT SECURITIES ARE STRUCTURALLY SUBORDINATED TO THE INDEBTEDNESS OF OUR SUBSIDIARIES

     Because our assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary may be recognized. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

THIS SECTION IS ONLY A SUMMARY

     The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures as exhibits to our registration statement of which this prospectus is a part. See "Available Information" for information on how to obtain copies of them.

     This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

GOVERNING LAW

     The indentures and the debt securities will be governed by New York law.

CURRENCY OF DEBT SECURITIES

     Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as the "specified currency." The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and such firm. We will make payments on a debt security in the specified currency, except as described below in "Payment Mechanics for Debt Securities."

FORM OF DEBT SECURITIES

     We will issue each debt security in global, i.e., book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "-- Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each debt security in fully registered form, without coupons.

TYPES OF DEBT SECURITIES

     We may issue any of the following types of senior debt securities or subordinated debt securities:

  FIXED RATE DEBT SECURITIES

     A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See "-- Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

     Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities."

  FLOATING RATE DEBT SECURITIES

     A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates also may be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

     Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities."

     Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period, i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the

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

calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  INDEXED DEBT SECURITIES

     A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

     - securities of one or more issuers,

     - one or more currencies,

     - one or more commodities,

     - any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance, or

     - one or more indices or baskets of the items described above.

     If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

     If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

ORIGINAL ISSUE DISCOUNT DEBT SECURITIES

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for Federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The Federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

     - the title of the debt securities,

     - whether they are senior debt securities or subordinated debt securities,

     - any limit on the aggregate principal amount of the debt securities of the same series,

     - the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date,

     - the stated maturity,

     - the specified currency, currencies or currency units for principal and interest, if not U.S. dollars,

     - the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date,

     - whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities,

     - if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates,

     - the regular record date for any interest payable on any interest payment date,

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable,

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000,

     - if the debt securities are floating rate debt securities, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate, the interest reset, determination, calculation and payment dates, the day count used to calculate interest payments for any period, and the calculation agent,

     - any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities,

     - if the debt securities may be exchanged for shares of our common or preferred stock, the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial exchange rate and the circumstances or manner in which the amount of common or preferred stock issuable upon exchange may be adjusted or calculated according to the market price of our common or preferred stock,

     - if the debt securities are original issue discount debt securities, the yield to maturity,

     - if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities,

     - if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s),

     - if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities,

     - the applicability of any provisions described under "-- Defeasance and Covenant Defeasance,"

     - the depositary for the debt securities, if other than the Depository Trust Company, known as DTC, and any circumstances under which the holder may request securities in non-global form,

     - the applicability of any provisions described under "-- Default, Remedies and Waiver of Default,"

     - any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under "-- Covenants,"

     - the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities,

     - the Federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original discount debt securities, and

     - any other terms of the debt securities, which could be different from those described in this prospectus.

REDEMPTION AND REPAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund. That is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

     If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it also will specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It also may specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

     If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

     If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

     If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "-- Notices."

     If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

MERGERS AND SIMILAR TRANSACTIONS

     We generally are permitted to merge or consolidate with another entity. We also are permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

     - if the successor entity in the transaction is not Alexander's, Inc., the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume all of our obligations under the debt securities of that series and the indenture with respect to that series,

     - immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an
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

       event of default with respect to that series or any event that would be an event of default with respect to that series if the notice requirements and the required existence of the default for a specific period of time were disregarded. We describe these matters below under "-- Default, Remedies and Waiver of Default,"

     - we or any successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, and

     - we have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Alexander's, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

SUBORDINATION PROVISIONS

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

     The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all our indebtedness other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of Alexander's, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under accounting principles generally accepted in the United States of America or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alexander's to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of Alexander's, Inc." includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of Alexander's, Inc." for the purpose of this definition, does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

     - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets,

     - in the event of any liquidation, dissolution or other winding-up of our affairs, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy,

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

     - in the event of any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

     - if any of our subordinated debt securities have been declared due and payable before their stated maturity, or

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any of our senior debt has occurred and is continuing, permitting the holders of that senior debt or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

COVENANTS

     The following covenants apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

     Maintenance of Properties. We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

     Existence. Except as described under "-- Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if our board of directors determines that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

     Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

DEFEASANCE AND COVENANT DEFEASANCE

     The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

     Full Defeasance. If there is a change in Federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

     - we must deposit in trust for the benefit of all holders of those debt securities money in an amount or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates,

     - (a) no event of default under the indenture may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "-- Default, Remedies and Waiver of Default -- Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust,

     - there must be a change in current Federal income tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current Federal income tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security, and

     - we must deliver to the trustee a legal opinion of our counsel confirming the Federal income tax law change described above.

     If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

     Covenant Defeasance. Under current Federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for defeasance.

     If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

     - the requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation,

     - the covenants regarding existence, maintenance of properties, payment of taxes and other claims,

     - any additional covenants that your prospectus supplement states are applicable to your debt security, and

     - the events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under "-- Default, Remedies and Waiver of Default -- Events of Default."

     If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

     You will have special rights if an event of default, with respect to your series of debt securities, occurs and is continuing, as described in this subsection.

     Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

     - we do not pay interest on any debt security of that series within 30 days after the due date,

     - we do not pay the principal or any premium of any debt security of that series on the due date,

     - we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement,

     - we remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 60 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities,

     - we do not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case, within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities,

     - we file for bankruptcy, or

     - if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  REMEDIES IF AN EVENT OF DEFAULT OCCURS

     If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-- Subordination Provisions."

     If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately.

     Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

     - the holder of your debt security must give the trustee written notice of a continuing event of default,

     - the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action,

     - the trustee must not have taken action for 60 days after the above steps have been taken, and

     - during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

     You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

     Waiver of Default. The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

     Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

CHANGES OF THE INDENTURES REQUIRING EACH HOLDER'S APPROVAL

     There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

     - changes to the stated maturity for any principal or interest payment on a debt security,

     - reduction of the principal amount or the interest rate or the premium payable upon the redemption of any debt security,

     - reduction of the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity,

     - changes to the currency of any payment on a debt security,

     - changes to the place of payment on a debt security,

     - impairment of a holder's right to sue for payment of any amount due on its debt security,

     - reduction of the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities,

     - reduction of the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults, and

     - changes to the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

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MODIFICATION OF SUBORDINATION PROVISIONS

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

CHANGES OF THE INDENTURES NOT REQUIRING APPROVAL

     Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

     We also may make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security, we need only obtain any required approvals from the holders of the affected debt securities.

CHANGES OF THE INDENTURES REQUIRING MAJORITY APPROVAL

     Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

     - if the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series, or

     - if the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under "-- Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "-- Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

     Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

     When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules:

  ONLY OUTSTANDING DEBT SECURITIES ARE ELIGIBLE

     Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in

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determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

     - if it has been surrendered for cancellation or cancelled,

     - if we have deposited or set aside, in trust for its holder, money for its payment or redemption,

     - if we have fully defeased it as described above under "-- Defeasance and Covenant Defeasance -- Full Defeasance,"

     - if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft, or

     - if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

ELIGIBLE PRINCIPAL AMOUNT OF SOME DEBT SECURITIES

     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

     For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

     - for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default,

     - for a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date, or

     - for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  DETERMINING RECORD DATES FOR ACTION BY HOLDERS

     We generally will be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES

     Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

     - only in fully registered form, and

     - in denominations of $1,000 and integral multiples of $1,000.

     Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

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

     Holders may exchange or transfer their debt securities at the corporate trust office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If a debt security is issued as a global debt security, only the depositary, e.g., DTC, Euroclear and Clearstream, will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind.

PAYMENT MECHANICS FOR DEBT SECURITIES

  WHO RECEIVES PAYMENT?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on that regular record date as described below under "-- Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, e.g., DTC, Euroclear and Clearstream, as applicable.

  PAYMENT AND RECORD DATES FOR INTEREST

     The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

     Business Day. The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

  HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

     We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance -- What Is a Global Security?"

     Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the
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

interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

     Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

  HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

     We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

     Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows.

     Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest, or

     - on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

     If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "-- Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

     Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

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

     Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

     If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

     Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

     Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

     Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

     A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

     When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control, such as the imposition of exchange controls or a disruption in the currency markets, we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

     The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

     The Euro. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union.

     Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

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     All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

  PAYMENT WHEN OFFICES ARE CLOSED

     If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Payment and Record Dates for Interest."

  PAYING AGENT

     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time.

     We also may choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

NOTICES

     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future.

     The Bank of New York is initially serving as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

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                          DESCRIPTION OF CAPITAL STOCK

     The following descriptions are summaries of the material terms and provisions of our preferred stock and our common stock contained in our certificate of incorporation and our by-laws. Copies of our certificate of incorporation and the by-laws are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information on how to obtain copies of our certificate of incorporation and by-laws.

     The certificate of incorporation authorizes the issuance of up to 26,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock, $1.00 par value per share (the "common stock"), 3,000,000 shares of preferred stock, $1.00 par value per share (the "preferred stock") and 13,000,000 shares of excess stock, $1.00 par value per share (the "excess stock"). As of October 31, 2003, 5,173,450 and 5,000,850 shares of common stock were issued and outstanding, respectively. No shares of preferred stock or shares of excess stock are issued and outstanding as of the date of this prospectus.

DESCRIPTION OF PREFERRED STOCK

     The following description of the material terms of our preferred stock is only a summary and is qualified in its entirety by reference to the provisions of our certificate of incorporation and the certificate of designations relating to each series of the preferred stock (the "certificate of designations"), which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part, at or prior to the time of issuance of such series of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement, which will supplement the information below.

  GENERAL

     The preferred stock authorized by our certificate of incorporation may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by our board of directors. The preferred stock, upon issuance against full payment of the applicable purchase price, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the shares of preferred stock will actually trade on or after the date of issuance. Under certain circumstances, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company and may adversely affect the voting and other rights of the holders of common stock. See "Risk Factors -- Our Organizational and Financial Structure Gives Rise to Operational and Financial Risks. -- Limits on changes in control may discourage takeover attempts beneficial to stockholders." The certificate of incorporation authorizes our board of directors to classify or reclassify, in one or more series, any unissued shares of preferred stock and to reclassify any unissued shares of any series of preferred stock by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred stock.

     The preferred stock shall have the dividend, liquidation, redemption and voting rights described below, as supplemented by the applicable prospectus supplement relating to each particular series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock:

     - the title of the preferred stock and the number of shares offered,

     - the amount of liquidation preference per share,

     - the initial public offering price at which the shares of preferred stock will be issued,

     - the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any,

     - any redemption or sinking fund provisions,

     - any conversion or exchange rights,

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

     - any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions,

     - any listing of the preferred stock on any securities exchange,

     - the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs,

     - any limitations on issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up,

     - any limitations on direct or beneficial ownership and restrictions on transfer as may be appropriate to preserve our status as a REIT or to preserve our net operating loss carryovers and

     - any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

     The applicable prospectus supplement also may include a discussion of Federal income tax considerations applicable to the preferred stock.

  RANKING

     With respect to dividend rights and rights upon liquidation, dissolution and winding-up, the preferred stock will rank senior to our common stock and excess stock, other than certain excess stock resulting from the conversion of preferred stock and to all other classes and series of our equity securities now or later authorized, issued or outstanding, other than any classes or series of our equity securities which by their terms specifically rank equal or senior to the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding-up. We refer to the common stock and the other classes and series of equity securities to which the shares of preferred stock rank senior as to dividend rights and rights upon our liquidation, dissolution or winding-up of as the "junior stock," we refer to our equity securities that by their terms rank equal to the shares of preferred stock as the "parity stock," and we refer to our equity securities that by their terms rank senior to the shares of preferred stock as the "senior stock." The shares of preferred stock are junior to all our outstanding debt. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by our certificate of incorporation.

  DIVIDENDS

     Holders of our preferred stock are entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, dividends, or distributions in cash, property or other assets of our company or in securities of our company or from any other source as our board of directors in its discretion determines and at the dates and annual rate as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of our company on the record date, not more than 90 calendar days preceding the payment date, as determined by our board of directors.

     These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and if our board of directors fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those shares of preferred stock will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized on any future dividend payment dates. If dividends of a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

     No full dividends shall be authorized or paid or set apart for payment on preferred stock of any series ranking, as to dividends, equally with or junior to the series of preferred stock offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred stock, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred stock are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon the preferred stock offered by the applicable prospectus supplement and any other preferred stock ranking equally as to dividends with those shares of preferred stock, dividends upon those shares of preferred stock and dividends on the other preferred stock must be authorized proportionately so that the amount of dividends authorized per share on those shares of preferred stock and the other preferred stock in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those shares of preferred stock, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those shares of preferred stock are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred stock, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on shares of preferred stock that are in arrears. Unless full dividends on the series of preferred stock offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends are cumulative:

     - no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock,

     - we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any money into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock, and

     - we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred stock or parity stock, or pay any money into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred stock and shares of parity stock, except by conversion into or exchange for junior stock.

     Any dividend payment made on a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

  REDEMPTION

     The terms, if any, on which shares of preferred stock of any series may be redeemed will be described in the applicable prospectus supplement.

  LIQUIDATION

     If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of preferred stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common stock, excess stock, other than certain shares of excess stock resulting from the conversion of shares of preferred stock, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of preferred stock are cumulative. If the amounts available for distribution with respect to our preferred stock and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares of preferred stock and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full preferential amount, which in the case of preferred stock may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us.

  VOTING

     Unless provided in the applicable prospectus supplement or as required by applicable law, holders of shares of preferred stock will have no voting rights.

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

  NO OTHER RIGHTS

     The shares of a series of preferred stock will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, our certificate of incorporation and in the applicable certificate of designations or as otherwise required by law.

  TRANSFER AGENT AND REGISTRAR

     The transfer agent for each series of preferred stock will be described in the related prospectus supplement.

  RESTRICTIONS ON OWNERSHIP OF PREFERRED STOCK

     The Preferred Stock Beneficial Ownership Limit. Our certificate of incorporation contains a number of provisions that restrict the ownership and transfer of shares and are designed to protect us against an inadvertent loss of REIT status. In order to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals at any time during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines "individuals" to include some entities for the purposes of the preceding sentence. All references to a holder's ownership of preferred stock in this section assumes application of the applicable attribution rules of the Internal Revenue Code under which, for example, a holder is deemed to own shares owned by his or her spouse.

     Our certificate of incorporation contains a limitation that restricts stockholders from owning more than 9.9% of the outstanding shares of preferred stock of any series (the "preferred stock beneficial ownership limit"). Investors should be aware that events other than a purchase or other transfer of preferred stock may result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred stock in excess of the preferred stock beneficial ownership limit. The attribution rules which apply for purposes of the common stock beneficial ownership limit also apply for purposes of the preferred stock beneficial ownership limit. For more information about these attribution rules, see "Description of Common Stock -- Restrictions on Ownership -- Attribution Rules." You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

     The Constructive Ownership Limit. Holders of preferred stock also are subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Internal Revenue Code, more than 9.9% of the outstanding shares of preferred stock of any series. See "Description of Common Stock -- Restrictions on Ownership -- The Constructive Ownership Limit" below for more information about the constructive ownership limit.

     The attribution rules of the Internal Revenue Code that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred stock beneficial ownership limit. See "Description of Common
Stock -- Restrictions on Ownership -- The Constructive Ownership Limit" for more information about these attribution rules. Investors should be aware that under the applicable attribution rules of the Internal Revenue Code, events other than a purchase or other transfer of preferred stock may result in ownership of preferred stock in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in their particular circumstances.

     Issuance of Excess Stock if the Ownership Limits Are Violated. Our certificate of incorporation provides that a transfer of shares of preferred stock that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of preferred stock in excess of the preferred stock beneficial ownership limit or the constructive ownership limit, or which would cause the shares of capital stock of Alexander's to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in such preferred stock. In addition, preferred stock that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the preferred stock beneficial ownership limit or the constructive ownership limit will be automatically exchanged for shares of excess stock. These shares of excess stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in trust, the trustee shall vote the shares of excess stock in the same proportion as the holders of the outstanding shares of preferred stock have voted. Any dividends or distributions received by the purported transferee or other purported holder of the excess stock before our discovery of the automatic exchange for shares of excess stock must be repaid to us upon demand.

     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess stock, he or she may only designate a person whose ownership of the shares will not violate the preferred stock beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess stock will be automatically exchanged for preferred stock of the same class as the preferred stock that were originally exchanged for the excess shares. Our certificate of incorporation contains provisions designed to ensure that the purported transferee or other purported holder of the shares of excess stock may not receive, in return for transferring an interest in the trust with respect to the excess stock, an amount that reflects any appreciation in the shares of preferred stock for which the shares of excess stock were exchanged during the period that the shares of excess stock were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to us. Our certificate of incorporation provides that we may purchase any shares of excess stock that have been automatically exchanged for shares of preferred stock as a result of a purported transfer or other event. The price at which we may purchase the shares of excess stock will be equal to the lesser of:

     - in the case of shares of excess stock resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for shares of excess stock or, in the case of excess stock resulting from some other event, the market price of the shares of preferred stock exchanged on the date of the automatic exchange for shares of excess stock, and

     - the market price of the shares of preferred stock exchanged for such shares of excess stock on the date that we accept the deemed offer to sell the excess stock.

     Our purchase right with respect to excess stock will exist for 90 days, beginning on the date that the automatic exchange for shares of excess stock occurred or, if we did not receive a notice concerning the purported transfer that resulted in the automatic exchange for shares of excess stock, the date that our board of directors determines in good faith that an exchange for excess stock has occurred.

     Other Provisions Concerning the Restrictions on Ownership. Our board of directors may exempt certain persons from the preferred stock beneficial ownership limit or the constructive ownership limit if evidence satisfactory to our board of directors is presented showing that such exemption will not jeopardize our status as a REIT under the Internal Revenue Code. Before granting an exemption of this kind, our board of directors may require a ruling from the IRS, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving our REIT status.

     The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     Sections 382 and 383 of the Internal Revenue Code impose limitations upon the utilization of a corporation's net operating loss and credit carryforwards and certain other tax attributes, following significant changes in the corporation's stock ownership. In order to preserve our ability to use net operating loss carryforwards to reduce taxable income, our certificate of incorporation also contains, and the certificate of designations for each series of preferred stock may contain, additional provisions restricting the ownership of our outstanding stock (the "Section 382 ownership restrictions"). The Section 382 ownership restrictions merely reduce the risk of certain occurrences that could cause such a limitation to arise. It is still possible that, due to transfers (either directly or indirectly) of our outstanding shares, we could become subject to a limitation under Section 382 or 383.

     Our certificate of incorporation provides, in general, that, subject to the exceptions described in the next paragraph, no person may acquire shares of our company, or options or warrants to acquire such shares, if as a result such person (or another person to which such shares were attributed under certain complex attribution rules, which differ in certain respects from those that apply for purposes of the preferred stock beneficial ownership limit or the constructive ownership limit) would own, directly or under such attribution rules, 5% or more of the class of such outstanding shares (hereinafter, such person's "ownership interest percentage"). In addition, subject to the exceptions described in the next paragraph, no person whose ownership interest percentage of a class of shares equals or exceeds 5% can acquire or transfer such shares, or options or warrants to acquire such shares. The foregoing restrictions apply independently to each class of our outstanding stock.

     The foregoing restrictions do not apply to (i) acquisitions and transfers of common stock by certain persons and their affiliates whose ownership interest percentage of common stock on September 21, 1993 was 5% or more, (ii) transfers of shares pursuant to an offering by us, to the extent determined by our board of directors, and (iii) other transfers of shares specifically approved by our board of directors.

     Transfers of shares, options or warrants in violation of the Section 382 ownership restrictions would be void, and the transferee would acquire no rights in such shares, options or warrants. Thus, a purported acquiror would have no right to vote such shares or to receive dividends. Moreover, upon our demand, a purported acquiror of shares, options or warrants would be required to transfer them to an agent designated by us. The agent, generally, would sell such shares, options or warrants, remit the proceeds thereof to the purported acquiror to the extent of such person's purchase price for the shares and, to the extent possible, remit the balance of the proceeds to such person's transferor. A similar procedure would be applied to any dividends paid to, and to the proceeds of any resale of shares, options or warrants by, the purported acquiror.

     Our board of directors has the authority to designate a date as of which the Section 382 ownership restrictions will no longer apply.

     All certificates representing shares of preferred stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the outstanding preferred stock of any series must give a written notice to us containing the information specified in our certificate of incorporation by January 31 of each year. In addition, each stockholder will be required to disclose to us any information we may request, in good faith, in order to determine our status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Internal Revenue Code.

DEPOSITARY SHARES

     We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in shares of preferred stock rather than full shares of preferred stock. Each depositary share will be evidenced by a depositary receipt which will represent a fraction of a share of a particular series of preferred stock and will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

     The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part, at or before the time of the issuance of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred stock will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

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

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock represented by the depositary share.

  DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such shares of preferred stock in proportion to the numbers of such depositary shares owned by the holders.

     If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell such property and distribute the net proceeds from such sale to the holders.

  WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary's corporate trust office, to or upon the holder's order, the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the fraction of a share of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred stock will not be entitled to receive depositary shares representing the preferred stock after exchanging the depositary shares for preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

  REDEMPTION OF DEPOSITARY SHARES

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

  VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred stock. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock.

  AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of our affairs and that distribution has been distributed to the holders of the related depositary shares.

  CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their account.

  RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

  RESTRICTIONS ON OWNERSHIP

     In order to safeguard against an inadvertent loss of our REIT status, the deposit agreement will contain provisions similar to those in our certificate of incorporation restricting the ownership and transfer of depositary shares. Such restrictions will be described in the applicable prospectus supplement.

  REPORTS; LIABILITY OF DEPOSITARY AND ALEXANDER'S, INC.

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required, or otherwise determine, to furnish to the holders of the preferred stock.

     Neither the depositary nor Alexander's will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Alexander's and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

     The following description of the material terms of our common stock is only a summary and is qualified in its entirety by reference to, the provisions contained in our certificate of incorporation and the by-laws governing the common stock.

     As of October 31, 2003, 5,173,450 and 5,000,850 shares of our common stock were issued and outstanding, respectively. Our common stock is listed on the NYSE under the symbol "ALX."

  DIVIDEND AND VOTING RIGHTS OF HOLDERS OF COMMON STOCK

     Holders of our common stock are entitled to receive dividends when, if and as authorized by our board of directors out of assets legally available to pay dividends.

     Each common share entitles the holder to one vote on all matters voted on by stockholders, including elections of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election.

     Our certificate of incorporation requires the affirmative vote of two-thirds of the outstanding shares of our stock entitled to vote before we may merge with another corporation.

     Holders of common stock do not have any conversion, redemption or preemptive rights to subscribe to any securities of our company. In the event of our dissolution, liquidation or winding-up, after the payment or provision of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled, if any such preferred stock is outstanding, the holders of the common stock are entitled to share ratably in any assets remaining for distribution to shareholders.

     The common stock has equal dividend, distribution, liquidation and other rights, and there are no preference, appraisal or exchange rights applicable thereto. All outstanding shares of common stock are, and any shares of common stock offered by a prospectus supplement, upon issuance, will be, fully paid and nonassessable.

     Wachovia Bank, N.A., is the transfer agent for the common stock.

  RESTRICTIONS ON OWNERSHIP OF COMMON STOCK

     The Common Stock Beneficial Ownership Limit. Our certificate of incorporation contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard us against an inadvertent loss of REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. In order to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals at any time during the last half of a taxable year and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a holder's ownership of common stock in this section assumes application of the applicable attribution rules of the Internal Revenue Code under which, for example, a holder is deemed to own shares owned by his or her spouse.

     Our certificate of incorporation contains a limitation that restricts stockholders from owning more than 4.9% of the outstanding shares of common stock. In certain circumstances, our board of directors may reduce the common stock beneficial ownership limit to as little as 2%, but only if any person who owns shares in excess of such new limit could continue to do so. Our board of directors has, subject to certain conditions and limitations, exempted our manager, Vornado Realty Trust, and certain of its affiliates from the common stock beneficial ownership limit. As a result, it is less likely as a practical matter that another holder of common stock could obtain an exemption.

     Attribution Rules. Investors should be aware that under the applicable attribution rules of the Internal Revenue Code, events other than a purchase or other transfer of common stock can result in ownership of common stock in excess of the common stock beneficial ownership limit. For instance, if two stockholders, each of whom owns 3% of the outstanding common stock, were to marry, then after their marriage both stockholders would be deemed to own 6% of the outstanding shares of common stock, which is in excess of the common stock beneficial ownership limit. Similarly, if a stockholder who owns 4% of the outstanding common stock were to purchase a 50% interest in a corporation which owns 3% of the outstanding common stock, then the stockholder would be deemed to own 5.5% of the outstanding shares of common stock. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

     The Constructive Ownership Limit. Under the Internal Revenue Code, rental income received by a REIT from persons with respect to which the REIT is treated, under the applicable attribution rules of the Internal Revenue Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Internal Revenue Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Internal Revenue Code applicable for these purposes are different from those applicable with respect to the common stock beneficial ownership limit. All references to a stockholder's ownership of common stock in this section assume application of the applicable attribution rules of the Internal Revenue Code.

     In order to ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares of a tenant, or a person that holds an interest in a tenant, our certificate of incorporation contains an ownership limit that restricts, with certain exceptions, stockholders from owning more than 9.9% of the outstanding shares of any class (the "common stock beneficial ownership limit").

     Stockholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common stock beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common stock beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

     Issuance of Excess Stock if the Ownership Limits Are Violated. Our certificate of incorporation provides that a transfer of shares of common stock that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common stock in excess of the common stock beneficial ownership limit or the constructive ownership limit, or which would cause the shares of capital stock of Alexander's to be beneficially owned by fewer than 100 persons, would have no effect and the purported transferee would acquire no rights or economic interest in such common stock. In addition, common stock that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the common stock beneficial ownership limit or the constructive ownership limit will be automatically exchanged for shares of excess stock. These shares of excess stock would be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in trust, the trustee shall vote the shares of excess stock in the same proportion as the holders of the outstanding shares of common stock have voted. Any dividends or distributions received by the purported transferee or other purported holder of the excess stock before our discovery of the automatic exchange for shares of excess stock must be repaid to us upon demand.

     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess stock, he or she may only designate a person whose ownership of the shares will not violate the common stock beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess stock will be automatically exchanged for common stock. Our certificate of incorporation contains provisions designed to ensure that the purported transferee or other purported holder of shares of excess stock may not receive in return for transferring an interest in the trust with respect to the excess stock, an amount that reflects any appreciation in the shares of common stock for which the shares of excess stock were exchanged during the period that the shares of excess stock were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to us. Our certificate of incorporation provides that we may purchase any shares of excess stock that have been automatically exchanged for shares of common stock as a result of a purported transfer or other event. The price at which we may purchase the excess stock will be equal to the lesser of:

     - in the case of shares of excess stock resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for shares of excess stock or, in the case of excess stock resulting from some other event, the market price of the shares of common stock exchanged on the date of the automatic exchange for excess stock, and

     - the market price of the shares of common stock exchanged for the excess stock on the date that we accept the deemed offer to sell the excess stock.

     Our purchase right with respect to excess stock will exist for 90 days, beginning on the date that the automatic exchange for shares of excess stock occurred or, if we did not receive a notice concerning the purported transfer that resulted in the automatic exchange for shares of excess stock, the date that our board of directors determines in good faith that an exchange for excess stock has occurred.

     Other Provisions Concerning the Restrictions on Ownership. Our board of directors may exempt certain persons from the common stock beneficial ownership limit or the constructive ownership limit if evidence satisfactory to our board of directors is presented showing that such exemption will not jeopardize our status as a REIT under the Internal Revenue Code. Before granting an exemption of this kind, our board of directors may require a ruling from the IRS, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving our REIT status.

     Our board of directors has, subject to certain conditions and limitations, exempted our manager, Vornado Realty Trust, and certain of its affiliates from the common stock beneficial ownership limit. As a result, it is less likely as a practical matter that another holder of common stock could obtain an exemption.

     The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or continue to qualify, as a REIT.

     Sections 382 and 383 of the Internal Revenue Code impose limitations upon the utilization of a corporation's net operating loss and credit carryforwards and certain other tax attributes, following significant changes in the corporation's stock ownership. In order to preserve our ability to use net operating loss carryforwards to reduce taxable income, our certificate of incorporation also contains additional provisions restricting the ownership of our outstanding shares (the "Section 382 ownership restrictions"). The Section 382 ownership restrictions merely reduce the risk of certain occurrences that could cause such a limitation to arise. It is still possible that, due to transfers (either directly or indirectly) of our outstanding shares, we could become subject to a limitation under Section 382 or 383.

     Our certificate of incorporation provides, in general, that, subject to the exceptions described in the next paragraph, no person may acquire shares of our company, or options or warrants to acquire such shares, if as a result such person (or another person to which such shares were attributed under certain complex attribution rules, which differ in certain respects from those that apply for purposes of the common stock beneficial ownership limit or the constructive ownership limit) would own, directly or under such attribution rules, 5% or more of the class of such outstanding shares (hereinafter, such person's "ownership interest percentage"). In addition, subject to the exceptions described in the next paragraph, no person whose ownership interest percentage of a class of shares equals or exceeds 5% can acquire or transfer such shares, or options or warrants to acquire such shares. The foregoing restrictions apply independently to each class of our outstanding stock.

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

     The foregoing restrictions do not apply to (i) acquisitions and transfers of shares of common stock by certain persons and their affiliates whose ownership interest percentage of common stock on September 21, 1993 was 5% or more, (ii) transfers of shares pursuant to an offering by us, to the extent determined by our board of directors, and (iii) other transfers of shares specifically approved by our board of directors.

     Transfers of shares, options or warrants in violation of the Section 382 ownership restrictions would be void, and the transferee would acquire no rights in such shares, options or warrants. Thus, a purported acquiror would have no right to vote such shares or to receive dividends. Moreover, upon our demand, a purported acquiror of shares, options or warrants would be required to transfer them to an agent designated by us. The agent, generally, would sell such shares, options or warrants, remit the proceeds thereof to the purported acquiror to the extent of such person's purchase price for the shares and, to the extent possible, remit the balance of the proceeds to such person's transferor. A similar procedure would be applied to any dividends paid to, and to the proceeds of any resale of shares, options or warrants by, the purported acquiror.

     Our board of directors has the authority to designate a date as of which the Section 382 ownership restrictions will no longer apply.

     All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2% of the shares of outstanding common stock must give a written notice to us containing the information specified in our certificate of incorporation by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us such information as we may request, in good faith, in order to determine our status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Internal Revenue Code.

IMPORTANT PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

     The following is a summary of important provisions of Delaware law and our certificate of incorporation and by-laws which affect us and our stockholders. The description below is intended as only a summary. You can access complete information by referring to Delaware General Corporation Law and our certificate of incorporation and by-laws.

  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS UNDER DELAWARE LAW

     Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder,

     - the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

     - after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

     As defined in Section 203, an "interested stockholder" is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a "business combination" includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.
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

     The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Alexander's, Inc.

  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

     Amendments to our certificate of incorporation must be approved by our board of directors. Unless otherwise required by law, our board of directors may amend our by-laws by a majority vote of the directors then in office.

  MEETINGS OF STOCKHOLDERS

     Under our by-laws, we will hold annual meetings of our stockholders at a date and time as determined by our board of directors, chairman, vice chairman or president. Our by-laws require advance notice for our stockholders to make nominations of candidates for our board of directors or bring other business before an annual meeting of our stockholders. The chairman or vice chairman shall call special meetings of our stockholders whenever stockholders owning at least a majority of our issued and outstanding shares entitled to vote on matters to be submitted to stockholders shall request in writing such a meeting.

  BOARD OF DIRECTORS

     Our board of directors is divided into three classes. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. These staggered terms may reduce the possibility of an attempt to change control of Alexander's.

                          DESCRIPTION OF DEBT WARRANTS

     We may issue, either together with other debt securities or separately, debt warrants to purchase underlying debt securities. We will issue debt warrants, if any, under warrant agreements (each, a "debt warrant agreement") that would be between us and a bank or trust company, as warrant agent (the "debt warrant agent"), that we will describe in a prospectus supplement.

GENERAL

     You should read the applicable prospectus supplement for the terms of the offered debt warrants, including the following:

     - the title and aggregate number of such debt warrants,

     - the initial offering price and the procedures for adjusting the initial offering price,

     - the currency, currencies or currency units in which the debt warrants are payable,

     - the designation, aggregate principal amount and other terms of the debt securities purchasable upon exercise of the debt warrants,

     - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security,

     - the currency, currencies or currency units in which the principal of, premium, if any, or interest, if any, is payable on the debt securities purchasable upon exercise of the debt warrants,

     - if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable,

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise,

     - the date on which the right to exercise the debt warrants will commence and the date on which such right will expire,

     - the maximum or minimum number of debt warrants which may be exercised at any time,

     - if applicable, a discussion of the material Federal income tax consequences applicable to the exercise of the debt warrants and to the debt securities purchasable upon the exercise of the debt warrants, and

     - any other terms of the debt warrants.

     Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of the debt warrants, holders will not have any of the rights of holders of debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on such debt securities.

EXERCISE OF DEBT WARRANTS

     Each offered debt warrant will entitle the holder thereof to purchase such principal amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will become void.

     You may exercise debt warrants by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Upon receipt of such payment and the properly completed debt warrant certificates at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, deliver the amount of the underlying debt securities purchased upon such exercise. If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. If you hold a debt warrant, you must pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon such exercise.

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global, i.e., book-entry form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

WHO IS THE LEGAL OWNER OF A REGISTERED SECURITY?

     Each debt security, share of common or preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

BOOK-ENTRY OWNERS

     We expect to issue debt securities, shares of preferred stock and depositary shares in book-entry form only. However, we may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

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

     Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of shares of common or preferred stock in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

STREET NAME OWNERS

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

     When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT OWNERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices,

     - whether it imposes fees or charges,

     - how it would handle a request for the holders' consent, if ever required,

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future,

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests, and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

WHAT IS A GLOBAL SECURITY?

     A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

     Each series of these securities will have one or more of the following as the depositaries:

     - The Depository Trust Company, New York, New York, which is known as
       "DTC,"

     - a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear,"

     - a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream," and

     - any other clearing system or financial institution named in the applicable prospectus supplement.

     The depositaries named above may also be participants in each other's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement and if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below,

     - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?,"

     - an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form,

     - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective,

     - the depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way,

     - the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well, and

     - financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

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

HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing shares of preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead-time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Who Is the Legal Owner of a Registered Security?".

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we do not appoint another institution to act as depositary within 90 days,

     - in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived, or

     - any other circumstances specified for this purpose in the applicable prospectus supplement.

     If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

CONSIDERATIONS RELATING TO EUROCLEAR AND CLEARSTREAM

     Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

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

SPECIAL TIMING CONSIDERATIONS FOR TRANSACTIONS IN EUROCLEAR AND CLEARSTREAM

     Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be affected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the taxation of Alexander's, Inc. and the material Federal income tax consequences to holders of the common stock, preferred stock, debt warrants and debt securities that are not original issue discount or zero coupon debt securities for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

     - dealers in securities or currencies,

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

     - banks,

     - tax-exempt organizations,

     - certain insurance companies,

     - persons liable for the alternative minimum tax,

     - persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction, and

     - U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

     This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

     WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING SHARES OF COMMON STOCK, PREFERRED STOCK AND FIXED RATE DEBT SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING THESE SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF ALEXANDER'S, INC. AS A REIT

     In the opinion of Shearman & Sterling LLP, commencing with its taxable year ended December 31, 1995, Alexander's, Inc. has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and Alexander's, Inc.'s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.

     In providing its opinion, Shearman & Sterling LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Shearman & Sterling LLP by Alexander's, Inc.

     Alexander's, Inc.'s qualification as a REIT will depend upon the continuing satisfaction by Alexander's, Inc. of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Alexander's, Inc. intends to continue to qualify to be taxed as a REIT, the actual results of Alexander's, Inc.'s operations for any particular year might not satisfy these requirements. Shearman & Sterling LLP will not monitor the compliance of Alexander's, Inc. with the requirements for REIT qualification on an ongoing basis.

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     The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

     As a REIT, Alexander's, Inc. generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a regular corporation.

     However, Alexander's, Inc. will have to pay Federal income tax as follows:

     - First, Alexander's, Inc. will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

     - Second, under certain circumstances, Alexander's, Inc. may have to pay the alternative minimum tax on its items of tax preference.

     - Third, if Alexander's, Inc. has (a) net income from the sale or other disposition of "foreclosure property," as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business, or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

     - Fourth, if Alexander's, Inc. has net income from "prohibited transactions," as defined in the Internal Revenue Code, Alexander's, Inc. will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

     - Fifth, if Alexander's, Inc. fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "-- Requirements for Qualification -- Income Tests," but has nonetheless maintained its qualification as a REIT because Alexander's, Inc. has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to
       (a) the gross income attributable to the greater of (i) 75% of Alexander's, Inc.'s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 90% of Alexander's, Inc.'s gross income (95% for taxable years ending before January 1, 2001) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Alexander's, Inc.'s profitability.

     - Sixth, if Alexander's, Inc. fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for that year,
       (2) 95% of its REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, Alexander's, Inc. would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

     - Seventh, if during the 10-year period beginning on the first day of the first taxable year for which Alexander's, Inc. qualified as a REIT, Alexander's, Inc. recognizes gain on the disposition of any asset held by Alexander's, Inc. as of the beginning of that period, then, to the extent of the excess of (a) fair market value of that asset as of the beginning of that period over (b) Alexander's, Inc.'s adjusted basis in that asset as of the beginning of that period, Alexander's, Inc. will have to pay tax on that gain at the highest regular corporate rate. We refer to the excess of fair market value over adjusted basis described in the preceding sentence as "built-in gain."

      Notwithstanding the taxation of built-in gain described in the preceding paragraph of this bullet point, Alexander's, Inc. will not have to pay tax on recognized built-in gain with respect to assets held as of the first day of the 10-year period beginning on the first day of the first taxable year for which Alexander's, Inc. qualified as a REIT, to the extent that the aggregate amount of that recognized built-in gain exceeds the net aggregate amount of Alexander's, Inc.'s unrealized built-in gain as of the first day of that period.

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     - Eighth, if Alexander's, Inc. acquires any asset from a C corporation in certain transactions in which Alexander's, Inc. must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Alexander's, Inc., and Alexander's, Inc. recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Alexander's, Inc. acquired that asset, then Alexander's, Inc. will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

     - Ninth, for taxable years beginning after December 31, 2000, if Alexander's, Inc. receives non-arm's length income from a taxable REIT subsidiary (as defined under "-- Requirements for Qualification -- Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Alexander's, Inc., Alexander's, Inc. will be subject to a 100% tax on the amount of Alexander's, Inc.'s non-arm's length income.

     Alexander's, Inc. has a net operating loss carryover as of December 31, 2002 of $94,064,000. The net operating loss carryover would be available to reduce its REIT taxable income as well as any built-in gain that it recognizes. The amount of the net operating loss carryover is subject to audit and adjustment by the IRS.

REQUIREMENTS FOR QUALIFICATION

     The Internal Revenue Code defines a REIT as a corporation, trust or association which is managed by one or more trustees or directors:

     - the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

     - which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code,

     - which is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply,

     - the beneficial ownership of which is held by 100 or more persons,

     - during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, and

     - which meets certain other tests, described below, regarding the nature of its income and assets.

     The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     Alexander's, Inc. has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it also has satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Alexander's, Inc.'s certificate of incorporation provides for restrictions regarding the ownership and transfer of Alexander's, Inc.'s shares. These restrictions are intended to assist Alexander's, Inc. in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common stock are described in this prospectus under the heading "Description of Common Stock -- Restrictions on Ownership of Common Stock."

     Alexander's, Inc. owns a number of wholly-owned corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary," as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in
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applying the requirements described in this section, Alexander's, Inc.'s qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Alexander's, Inc. Alexander's, Inc. believes that all of its wholly-owned corporate subsidiaries are qualified REIT subsidiaries, except 731 Residential Holding LLC, which is a taxable REIT subsidiary.

     If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Alexander's, Inc.'s proportionate share of the assets, liabilities and items of income of any partnership in which Alexander's, Inc. is a partner will be treated as assets, liabilities and items of income of Alexander's, Inc. for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Alexander's, Inc. owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Alexander's, Inc.'s ability to satisfy the REIT income and assets tests and the determination of whether Alexander's, Inc. has net income from prohibited transactions. See the fourth bullet point under "-- Taxation of Alexander's, Inc. as a REIT" above for a discussion of prohibited transactions. Alexander's, Inc. is not currently a partner in a partnership.

     INCOME TESTS. In order to maintain its qualification as a REIT, Alexander's, Inc. annually must satisfy three gross income requirements.

     - First, Alexander's, Inc. must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Alexander's, Inc. that are paid or reimbursed by tenants.

     - Second, at least 95% of Alexander's, Inc.'s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of source.

     - Third, for its taxable years before 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years, apart from involuntary conversions and sales of foreclosure property, was required to represent less than 30% of Alexander's, Inc.'s gross income, including gross income from prohibited transactions, for each of these taxable years.

     Rents that Alexander's, Inc. receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

     - First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

     - Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that for tax years beginning after December 31, 2000, rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Alexander's, Inc. owns more than a 10% interest in the subsidiary. We refer to a tenant in which Alexander's, Inc. owns a 10% or greater interest as a "related party tenant."

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

     - Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

     - Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Alexander's, Inc. may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

     Alexander's, Inc. does not derive significant rents from related party tenants. Alexander's, Inc. also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

     Alexander's, Inc. directly performs services for some of its tenants. Alexander's, Inc. does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Alexander's, Inc. were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Alexander's, Inc. for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Alexander's, Inc. during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Alexander's, Inc. with respect to the property will not qualify as rents from real property, even if Alexander's, Inc. provides the impermissible services to some, but not all, of the tenants of the property.

     The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

     If Alexander's, Inc. fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions generally will be available if:

     - Alexander's, Inc.'s failure to meet the income tests was due to reasonable cause and not due to willful neglect;

     - Alexander's, Inc. attaches a schedule of the sources of its income to its Federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     Alexander's, Inc. might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point under " -- Taxation of Alexander's, Inc. as a REIT" above, even if these relief provisions apply, Alexander's, Inc. would have to pay a tax on the excess income.

     ASSET TESTS. Alexander's, Inc., at the close of each quarter of its taxable year, also must satisfy various tests relating to the nature of its assets.

     - First, at least 75% of the value of Alexander's, Inc.'s total assets must be represented by real estate assets, including (a) real estate assets held by Alexander's, Inc.'s qualified REIT subsidiaries, Alexander's, Inc.'s allocable share of real estate assets held by partnerships in which Alexander's, Inc. owns an interest and stock issued by another REIT, (b) for a period of one year from the date of

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       Alexander's, Inc.'s receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

     - Second, not more than 25% of Alexander's, Inc.'s total assets may be represented by securities other than those in the 75% asset class.

     - Third, for taxable years beginning after December 31, 2000, not more than 20% of Alexander's, Inc.'s total assets may constitute securities issued by taxable REIT subsidiaries and, of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT or by a taxable REIT subsidiary, owned by Alexander's, Inc. may not exceed 5% of the value of Alexander's, Inc.'s total assets. Moreover, Alexander's, Inc. may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or debt instruments that are considered straight debt under a safe harbor provision of the Internal Revenue Code. For these purposes, a taxable REIT subsidiary is any corporation in which Alexander's, Inc. owns an interest that joins with Alexander's, Inc. in making an election to be treated as a "taxable REIT subsidiary" and certain subsidiaries of a taxable REIT subsidiary, if the subsidiaries do not engage in certain activities.

     - Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT, owned by Alexander's, Inc. may not exceed 5% of the value of Alexander's, Inc.'s total assets and Alexander's, Inc. may not own more than 10% of any one issuer's outstanding voting securities.

     The test described in the fourth bullet point above, and not that described in the third bullet point, will continue to apply for taxable years of Alexander's, Inc. that begin after December 31, 2000, only with respect to stock in any corporation owned by Alexander's, Inc. before July 12, 1999, so long as a taxable REIT subsidiary election is not made with respect to the corporation and the corporation does not acquire substantial new assets or engage in a substantial new line of business and certain other conditions are satisfied.

     ANNUAL DISTRIBUTION REQUIREMENTS. Alexander's, Inc., in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to (1) the sum of (a) 90% of Alexander's, Inc.'s "real estate investment trust taxable income," computed without regard to the dividends paid deduction and Alexander's, Inc.'s net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

     For taxable years beginning before January 1, 2001, the required amount of distributions described above and below was 95% of the amount of Alexander's, Inc.'s income or gain, as the case may be.

     In addition, if Alexander's, Inc. disposes of any asset within 10 years of acquiring it, Alexander's, Inc. will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset after taking into account net operating loss carryovers and capital loss carryovers.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Alexander's, Inc. timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

     To the extent that Alexander's, Inc. does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Alexander's, Inc. fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Alexander's, Inc. would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

     Alexander's, Inc. intends to satisfy the annual distribution requirements.

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     From time to time, Alexander's, Inc. may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Alexander's, Inc. actually receives income and when it actually pays deductible expenses and (b) when Alexander's, Inc. includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Alexander's, Inc. may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, Alexander's, Inc. may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Alexander's, Inc.'s deduction for dividends paid for the earlier year. Thus, Alexander's, Inc. may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Alexander's, Inc. will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY AS A REIT

     If Alexander's, Inc. fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Alexander's, Inc. will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Alexander's, Inc. will not be able to deduct distributions to stockholders in any year in which it fails to qualify, nor will Alexander's, Inc. be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, Alexander's, Inc. also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Alexander's, Inc. might not be entitled to the statutory relief described in this paragraph in all circumstances.

TAXATION OF HOLDERS OF COMMON STOCK OR PREFERRED STOCK

  U.S. STOCKHOLDERS

     As used in this section, the term "U.S. stockholder" means a holder of common stock or preferred stock who, for United States Federal income tax purposes, is

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to United States Federal income taxation regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

     As long as Alexander's, Inc. qualifies as a REIT, distributions made by Alexander's, Inc. out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. Under recently enacted law, individual U.S. stockholders will be entitled to the new lower rate on dividends only for the portion of any distribution equal to Alexander's, Inc.'s REIT taxable income (taking into account the dividends paid deduction available to Alexander's, Inc.) and realized built-in gains from Alexander's, Inc.'s previous taxable year less any taxes paid by Alexander's, Inc. on these items during Alexander's, Inc.'s previous taxable year. Individual U.S. stockholders should consult their own tax advisors to determine the impact of this new legislation. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by Alexander's, Inc. that Alexander's, Inc. properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed Alexander's, Inc.'s actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his shares. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be

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eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that Alexander's, Inc. makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis that the U.S. shareholder has in his or her shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

     Dividends authorized by Alexander's, Inc. in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by Alexander's, Inc. and received by the stockholder on December 31 of that year, provided that Alexander's, Inc. actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of Alexander's, Inc.

     U.S. stockholders holding shares at the close of Alexander's, Inc.'s taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Alexander's, Inc.'s taxable year falls, the amount that Alexander's, Inc. designates in a written notice mailed to its stockholders. Alexander's, Inc. may not designate amounts in excess of Alexander's, Inc.'s undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Alexander's, Inc. in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. stockholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

     Distributions made by Alexander's, Inc. and gain arising from a U.S. stockholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

     When a U.S. stockholder sells or otherwise disposes of shares, the stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the shares for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of shares of Alexander's, Inc. that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from Alexander's, Inc. which were required to be treated as long-term capital gains.

     BACKUP WITHHOLDING. Alexander's, Inc. will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a stockholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS also may impose penalties on a U.S. stockholder that does not provide Alexander's, Inc. with his correct taxpayer identification number. A stockholder may credit any amount paid as backup withholding against the stockholder's income tax liability. In addition, Alexander's, Inc. may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to Alexander's, Inc.
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     TAXATION OF TAX-EXEMPT STOCKHOLDERS.  The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

     Income from an investment in Alexander's, Inc.'s shares will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which:

     - is described in Section 401(a) of the Internal Revenue Code,

     - is tax-exempt under Section 501(a) of the Internal Revenue Code, and

     - holds more than 10% (by value) of the equity interests in the REIT.

     Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

     - it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and

     - either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

     The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Alexander's, Inc. does not expect to be classified as a pension-held REIT.

     The rules described above under the heading "U.S. Stockholders" concerning the inclusion of Alexander's, Inc.'s designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

  NON-U.S. STOCKHOLDERS

     The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis who own common stock or preferred stock, which we call "non-U.S. stockholders," are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common stock or preferred stock, including any reporting requirements.

     ORDINARY DIVIDENDS. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Alexander's, Inc. of U.S. real property interests, as discussed below, and other than distributions designated by Alexander's, Inc. as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Alexander's, Inc. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates generally will apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax also may apply if the stockholder is a foreign corporation. Alexander's, Inc. expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Alexander's, Inc. or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8 ECI or a successor form with Alexander's, Inc. or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business.

     Distributions to a non-U.S. stockholder that are designated by Alexander's, Inc. at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Alexander's, Inc. of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

     RETURN OF CAPITAL. Distributions in excess of Alexander's, Inc.'s current and accumulated earnings and profits, which are not treated as attributable to the gain from Alexander's, Inc.'s disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder's shares. Distributions of this kind instead will reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. stockholder's shares, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Alexander's, Inc.

     CAPITAL GAIN DIVIDENDS. For any year in which Alexander's, Inc. qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Alexander's, Inc. of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended.

     Under this statute, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Alexander's, Inc. is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Alexander's, Inc. could designate as a capital gain dividend. However, if Alexander's, Inc. designates as a capital gain dividend a distribution made before the day Alexander's, Inc. actually effects the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding does not apply to the distribution under this statute. Rather, Alexander's, Inc. must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal 35% of the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against its U.S. tax liability.

     SALES OF SHARES. Gain recognized by a non-U.S. stockholder upon a sale or exchange of common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if Alexander's, Inc. is a "domestically controlled REIT," defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Alexander's, Inc. believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Alexander's, Inc. shares. However, gain to which this statute does not apply will be taxable to a non-U.S. stockholder if investment in the shares is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

     If Alexander's, Inc. was not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. stockholder's sale of shares only if the selling non-U.S. stockholder owned more than 5% of the class of shares sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned the shares sold or the five-year period ending on the date when the stockholder disposed of the shares. If tax under this statute applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

  FEDERAL ESTATE TAXES

     Common stock or preferred stock held by a non-U.S. stockholder at the time of death will be included in the stockholder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a non-U.S. stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - dividend payments, and

     - the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

     as long as the income associated with these payments is otherwise exempt from United States federal income tax, and:

     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

      - a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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

      - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

     Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

     In addition, a sale of common stock or preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     - a foreign partnership, if at any time during its tax year:

      - one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

  OTHER TAX CONSEQUENCES

     State or local taxation may apply to Alexander's, Inc. and its stockholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Alexander's, Inc. and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Alexander's, Inc.

TAXATION OF HOLDERS OF DEBT WARRANTS

  SALE OR EXPIRATION

     Generally, you will recognize gain or loss upon the sale or other disposition of your debt warrant in an amount equal to the difference between the amount you realize on such sale or other disposition and your tax basis in the debt warrant. Your tax basis in your debt warrant generally will be its cost. If you hold a debt warrant that expires unexercised you generally will recognize loss in an amount equal to your tax basis in the debt warrant. Gain or loss resulting from the sale, other disposition or expiration of a debt warrant generally will be capital gain or loss and will be long-term if the debt warrant was held for more than one year.

  EXERCISE

     If you exercise your debt warrant with cash it will not be a taxable event for you. Your basis in the debt securities received on exercise of the debt warrant will equal the sum of your tax basis in the exercised debt warrant and the exercise price of the debt warrant. The holding period in a debt security received on exercise of a debt warrant will not include the period during which the debt warrant was held.

     The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to debt warrants that are issued as a unit with other securities.

TAXATION OF HOLDERS OF DEBT SECURITIES

     This section describes the material United States federal income tax consequences of owning a debt security that Alexander's, Inc. may offer for your general information only. It is not tax advice. It applies to you only if the debt security you purchase is not an original issue discount or zero coupon debt security and you acquire the debt security in the initial offering at the offering price. If you purchase a debt security at a price other than the offering price, the amortizable bond premium or market discount rules also may apply to you. You should consult your own tax advisors regarding this possibility.

     The tax consequences of owning any debt security that is a zero coupon debt security or an original issue discount debt security, a floating rate debt security, or an indexed debt security that we offer will be discussed in the applicable prospectus supplement.

  UNITED STATES DEBT SECURITY HOLDERS

     This subsection describes the tax consequences to a United States holder of a debt security. You are a United States holder of a debt security if you are a beneficial owner of a debt security to which this section applies and you are:

     - a citizen or resident of the United States,

     - a domestic corporation,

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     If you are not a United States holder of a debt security, this subsection does not apply to you and you should refer to "-- United States Alien Debt Security Holders" below.

     PAYMENTS OF INTEREST. You will be taxed on the interest on your debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

     PURCHASE, SALE AND RETIREMENT OF DEBT SECURITIES. Your tax basis in your debt security generally will be its cost (including, in the case of a debt security acquired through the exercise of a debt warrant, both the cost of the debt warrant and the amount paid on exercise of the debt warrant). You generally will recognize capital gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your debt security. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

  UNITED STATES ALIEN DEBT SECURITY HOLDERS

     This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a debt security to which this section applies and are, for United States federal income tax purposes:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States debt security holder, this subsection does not apply to you.

     Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien debt security holder:

     - we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

          1. you do not actually or constructively own 10% or more of the capital or profits interest of Alexander's, Inc.,

          2. you are not a controlled foreign corporation that is related to Alexander's, Inc. through stock ownership, and

          3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

             a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

             b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

             c. the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

                i. a withholding foreign partnership (generally, a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

                ii. a qualified intermediary (generally, a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the
           IRS), or

                iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,

           and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS), or

             d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

                i. certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

                ii. to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

          4. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

     - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at the individual's time of death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - the individual did not actually or constructively own 10% or more of the capital or profits interest of Alexander's, Inc. at the time of the individual's death and

     - the income on the debt security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the IRS all payments of principal and interest on your debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Debt Security Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

     - the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

      - an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

      - other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

     If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

     In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

     In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     - a foreign partnership, if at any time during its tax year:

      - one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

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

                              PLAN OF DISTRIBUTION

     We may sell the offered securities as follows:

     - through agents,

     - to or through underwriters, or

     - directly to other purchasers.

     We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

     We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions. These transactions may be:

     - at a fixed public offering price or prices, which may be changed,

     - at market prices prevailing at the time of sale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

     We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

                           VALIDITY OF THE SECURITIES

     The validity of the securities issued under this prospectus will be passed upon for us by Shearman & Sterling LLP, New York, New York, counsel to Alexander's, Inc. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules of Alexander's, Inc. incorporated in this prospectus by reference from Alexander's, Inc.'s Annual Report on Form 10-K (which expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of Statement of Financial Accounting Standards No. 144) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of expenses (all of which are estimated other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

SEC registration fee........................................  $  121,350
Printing and engraving expense..............................     300,000
Legal fees and disbursements................................     750,000
Accounting fees and disbursements...........................     200,000
Transfer agent's, depositary's and trustee's fees and
  disbursements.............................................      75,000
Blue sky fees and expenses..................................      75,000
Miscellaneous (including listing and rating agency fees)....     750,000
                                                              ----------
  Total.....................................................  $2,271,350
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers under certain circumstances. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, by-laws, agreement or otherwise.

     Alexander's, Inc.'s certificate of incorporation provides that our officers and directors will be indemnified to the fullest extent permitted by Delaware law. The directors shall be liable to us or the stockholders for monetary damages for breach of the director's fiduciary duty. Such provision does not limit a director's liability to us or our stockholders resulting from: (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

     Alexander's, Inc.'s certificate of incorporation provides that we shall pay the expenses incurred by our officers or directors in defending a civil or criminal action, suit, or proceeding involving such person's acts or omissions as an officer or a director of ours if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of us or our stockholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by us only as authorized in a specific case upon the determination that indemnification of the officer or director is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (i) by majority vote of our directors who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by our stockholders. Alexander's, Inc.'s certificate of incorporation authorizes us to pay the expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by us.

     We have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent or is liable as our director, or is or was serving, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether we would have power to indemnify him against such liability.

     We have purchased a policy of directors' and officers' insurance that insures both us and our officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

     Pursuant to the form of Underwriting Agreement, to be filed by amendment hereto or by Form 8-K, the underwriters will agree, subject to certain conditions, to indemnify Alexander's, Inc., its directors, certain of its officers and persons who control Alexander's, Inc. within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 16.  EXHIBITS

     See the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Alexander's, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on November 21, 2003.

                                          ALEXANDER'S, INC.

                                          By:       /s/ JOSEPH MACNOW
                                            ------------------------------------
                                                       Joseph Macnow
                                            Executive Vice President -- Finance
                                                and Administration and Chief
                                                      Financial Officer
                                            (Principal Financial and Accounting
                                                           Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

           /s/ STEVEN ROTH                 Chief Executive Officer and     November 21, 2003
--------------------------------------    Director (Principal Executive
             Steven Roth                            Officer)


      /s/ MICHAEL D. FASCITELLI              President and Director        November 21, 2003
--------------------------------------
        Michael D. Fascitelli


           /s/ STEPHEN MANN                 Chairman of the Board of       November 21, 2003
--------------------------------------              Directors
             Stephen Mann


          /s/ JOSEPH MACNOW                Executive Vice President --     November 21, 2003
--------------------------------------   Finance and Administration and
            Joseph Macnow                    Chief Financial Officer
                                            (Principal Financial and
                                               Accounting Officer)


      /s/ THOMAS R. DIBENEDETTO                     Director               November 21, 2003
--------------------------------------
        Thomas R. DiBenedetto


         /s/ DAVID MANDELBAUM                       Director               November 21, 2003
--------------------------------------
           David Mandelbaum


      /s/ ARTHUR I. SONNENBLICK                     Director               November 21, 2003
--------------------------------------
        Arthur I. Sonnenblick


          /s/ NEIL UNDERBERG                        Director               November 21, 2003
--------------------------------------
            Neil Underberg


           /s/ RICHARD WEST                         Director               November 21, 2003
--------------------------------------
             Richard West


      /s/ RUSSELL B. WIGHT, JR.                     Director               November 21, 2003
--------------------------------------
        Russell B. Wight, Jr.

                                 EXHIBIT INDEX

NUMBER                           DESCRIPTION
------                           -----------
  1.1**  Form of Underwriting Agreement (for Common Stock)
  1.2**  Form of Underwriting Agreement (for Preferred Stock)
  1.3**  Form of Underwriting Agreement (for Debt Securities)
  3.1*   Amended and Restated Certificate of Incorporation of the
         Company (incorporated by reference from the Company's Form
         S-3 (No. 033-62779) filed September 20, 1995)
  3.2*   By-laws of the Company (incorporated by reference to the
         Company's Form 10-Q filed May 9, 2000)
  4.1    Form of Indenture for Senior Debt Securities
  4.2    Form of Senior Debt Security (included in Exhibit 4.1)
  4.3    Form of Indenture for Subordinated Debt Securities
  4.4    Form of Subordinated Debt Security (included in Exhibit 4.3)
  4.5    Form of Deposit Agreement
  4.6    Form of Depositary Receipt (included in Exhibit 4.5)
  5.1    Opinion of Shearman & Sterling LLP
  8.1    Tax Opinion of Shearman & Sterling LLP
 12.1    Statement Regarding Computation of Consolidated Ratios of
         Earnings to Fixed Charges
 15.1    Letter Regarding Unaudited Interim Financial Information
 23.1    Consent of Deloitte & Touche LLP
 23.2    Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
 23.3    Consent of Shearman & Sterling LLP (included in Exhibit 8.1)
 24.1    Powers of Attorney (included on signature page)
 25.1    Statement of Eligibility of Senior Trustee on Form T-1
 25.2    Statement of Eligibility of Subordinated Trustee on Form T-1

---------------

* Filed previously.

** To be filed by amendment or on a Form 8-K.